Exhibit 10.3

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

RICE MIDSTREAM HOLDINGS LLC

RICE MIDSTREAM OPCO LLC

RICE MIDSTREAM MANAGEMENT LLC

AND

RICE MIDSTREAM PARTNERS LP

DATED AS OF DECEMBER 22, 2014

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of December 22, 2014 (this “Agreement”), is entered into by and among Rice Midstream Holdings LLC, a Delaware limited liability company (“MLP Holdco”), Rice Midstream OpCo LLC, a Delaware limited liability company (“OpCo”), Rice Midstream Management LLC, a Delaware limited liability company (the “General Partner”) and Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MLP Holdco owns a 100% limited partner interest in the Partnership (the “Initial LP Interest”) and a 100% limited liability company interest in the General Partner;

WHEREAS, the General Partner owns a non-economic general partner interest in the Partnership;

WHEREAS, MLP Holdco owns a 100% limited liability company interest in Rice Poseidon Midstream LLC, a Delaware limited liability company (the “Contributed Subsidiary”), which as of the Effective Date owns the Pennsylvania natural gas gathering assets of Rice Energy Inc., a Delaware corporation and the sole member of MLP Holdco (“Rice Energy”);

WHEREAS, the Partnership owns a 100% interest in OpCo;

WHEREAS, immediately prior to the Effective Time, the Contributed Subsidiary distributed its cash and cash equivalents, accounts receivable, accounts payable and accrued capital expenditures to MLP Holdco, and MLP Holdco accepted such distribution;

WHEREAS, MLP Holdco and the General Partner entered into an Agreement of Limited Partnership of the Partnership, effective as of July 30, 2014 (the “Original LPA”);

WHEREAS, each of the following actions will occur at the times specified hereafter:

1.	MLP Holdco and the General Partner will amend and restate the Original LPA by executing the A&R LPA;

2.	MLP Holdco shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in the Contributed Subsidiary to OpCo in exchange for (i) the issuance by the Partnership to MLP Holdco of the Sponsor Units, (ii) the Distribution Amount, (iii) the right to receive the Deferred Issuance and Distribution, and (iv) the Incentive Distribution Rights;

3.	In connection with a firm commitment underwritten offering of the Firm Units (the “Offering”), the public, through the Underwriters, will contribute cash to the Partnership pursuant to the Underwriting Agreement, net of the Underwriters’ Spread, in exchange for the Firm Units; and

4.	The Partnership will retain $25,000,000 of the proceeds of the Offering (the “Retained Proceeds Amount”) for the purposes set forth in the Registration Statement;

5.	The Partnership will distribute the proceeds of the Offering, net of the Underwriters’ Spread and estimated expenses incurred in connection with the Offering and net of the Retained Proceeds Amount (such amount, the “Distribution Amount”), of which amount $195.3 million represents a reimbursement of pre-formation capital expenditures incurred by Rice Energy Inc., a Delaware corporation and the sole holder of the membership interests in MLP Holdco, on behalf of the Partnership, to MLP Holdco and thereby redeem the Initial LP Interest held by MLP Holdco;

WHEREAS, each of the Parties and the stockholders, members, partners, boards of directors or managers of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“A&R LPA” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Appendix A to the prospectus constituting part of the Registration Statement.

“Common Units” has the meaning set forth in the A&R LPA.

“Contributed Subsidiary” has the meaning set forth in the Recitals to this Agreement.

“Deferred Issuance and Distribution” has the meaning set forth in Section 3.1.

“Distribution Amount” has the meaning set forth in the Recitals to this Agreement.

“Effective Time” means the date and time of the delivery of the Firm Units and payment therefor as set forth in the Underwriting Agreement.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.

“General Partner” has the meaning set forth in the introductory paragraph of this Agreement.

“Incentive Distribution Rights” has the meaning set forth in the A&R LPA.

“Initial LP Interest” has the meaning set forth in the Recitals.

“MLP Holdco” has the meaning set forth in the introductory paragraph of this Agreement.

“Offering” has the meaning set forth in the Recitals of this Agreement.

“Option Units” means the Common Units subject to the Over-Allotment Option.

“Original LPA” has the meaning set forth in the Recitals of this Agreement.

“OpCo” has the meaning set forth in the introductory paragraph of this Agreement.

“Over-Allotment Option” the Underwriter’s option to purchase a number of Common Units up to 15% of the Firm Units pursuant to the Underwriting Agreement.

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-199932), as amended.

“Retained Proceeds Amount” has the meaning set forth in the Recitals to this Agreement.

“Sponsor Common Units” shall mean 3,623 Common Units.

“Sponsor Subordinated Units” means 28,753,623 subordinated units representing limited partner interests in the Partnership.

“Sponsor Units” means the Sponsor Common Units and Sponsor Subordinated Units.

“Structuring Fee” means a structuring fee equal to 0.375% of the gross proceeds of the sale of the Firm Units or Option Units, as applicable, payable by the Partnership to Barclays Capital Inc.

“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.

“Underwriters’ Spread” means the Underwriters’ discount as set forth in the Underwriting Agreement plus the Structuring Fee.

“Underwriting Agreement” means the firm commitment underwriting agreement entered into on December 16, 2014, among Rice Energy, the General Partner, the Partnership, MLP Holdco and the Underwriters.

ARTICLE II

CONTRIBUTIONS AND OTHER MATTERS

Concurrently with the Effective Time, the following capital contributions and transactions shall be completed:

Section 2.1 Execution of A&R LPA.

MLP Holdco and the General Partner shall amend and restate the Original LPA by executing the A&R LPA, with such changes as MLP Holdco and the General Partner may deem necessary or advisable.

Section 2.2 Contribution of Interests in the Contributed Subsidiary to OpCo.

MLP Holdco shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in the Contributed Subsidiary to OpCo, and OpCo shall accept such interests.

Section 2.3 Issuance of Consideration to MLP Holdco for Contribution of Interests in the Contributed Subsidiary.

As consideration of the transfer of interests in the Contributed Subsidiary set forth in Section 2.2, the Partnership shall issue or distribute, as applicable, to MLP Holdco (i) the Sponsor Units, (ii) an amount of cash equal to the Distribution Amount, (iii) the right to receive the Deferred Issuance and Distribution, and (iv) the Incentive Distribution Rights.

Section 2.4 Underwriter Cash Contribution.

The Parties acknowledge that the Partnership is undertaking the Offering, and the public through the Underwriters, pursuant to the Underwriting Agreement, will make a capital contribution to the Partnership in cash in an amount determined pursuant to the terms of the Underwriting Agreement in exchange for the issuance by the Partnership to the Underwriters of the Firm Units.

Section 2.5 Execution of Registration Rights Agreement.

MLP Holdco and the Partnership shall execute a Registration Rights Agreement in substantially the form attached as Exhibit 4.1 to the Registration Statement.

Section 2.6 Payment Obligation and Use of Offering Proceeds.

The Partnership shall at the Effective Time transfer by wire to the account of MLP Holdco an amount of cash equal to the Distribution Amount and thereby redeem the Initial LP Interest.

ARTICLE III

DEFERRED ISSUANCE AND DISTRIBUTION

Section 3.1 Upon the earlier to occur of the expiration of the Over-Allotment Option period or the exercise in full of the Over-Allotment Option, the Partnership shall issue to MLP Holdco a number of additional Common Units that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option. Upon each exercise of the Over-Allotment Option, the Partnership shall distribute to MLP Holdco an amount of cash equal to the net proceeds (after Underwriter’s Spread) of each such exercise (such net proceeds, together with any Common Units issued to MLP Holdco pursuant to the preceding sentence, the “Deferred Issuance and Distribution”).

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be reasonably necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 4.2 Successors and Assigns.

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.

Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 4.5 Entire Agreement.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 4.6 Amendment or Modification.

This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 4.7 Construction.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.9 Deed; Bill of Sale; Assignment.

To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 4.10 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC, its general partner

By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer

RICE MIDSTREAM MANAGEMENT LLC

By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer

RICE MIDSTREAM HOLDINGS LLC

By:	Rice Energy Appalachia LLC, its sole member

By:	Rice Energy Inc., its sole member

By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer

RICE MIDSTREAM OPCO LLC

By:	Rice Midstream Partners LP, its sole member

By:	Rice Midstream Management LLC, its general partner

By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer

SIGNATURE PAGE

CONTRIBUTION AGREEMENT